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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-94636 and 333-106283) pertaining to the Savings and Profit Sharing Plan of Ultimate Electronics, Inc. of our report dated June 23, 2004, with respect to the financial statements and schedule of Ultimate Electronics Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP
Denver, Colorado June 28, 2004

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Consent of Independent Registered Public Accounting Firm